UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2009

_______________________________________________________________________

(Exact name of Registrant as specified in its charter)

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Commission File Number 1-6227

Iowa (State of Incorporation)	20-4195009 (I.R.S. Employer Identification No.)

2108 140th Avenue, P.O. Box 21

Algona, IA 50511

(Address of Principal Executive Offices)

(515) 395-8888

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 22, 2009 a Petition for Foreclosure was filed by Farm Credit Services of American, FLCA (“Farm Credit”) against East Fork Biodiesel, LLC (“East Fork”), in the Iowa District Court for Kossuth County, Iowa. This foreclosure filing resulted from East Fork’s failure to make a $1,825,000 principal payment to Farm Credit which was due on May 20, 2009 under its $24,500,000 Restated Term Loan Agreement dated June 17, 2008, as amended (“Restated Term Loan Agreement”).

On May 26, 2009 East Fork was notified that its failure to make the $1,825,000 principal payment due on May 20, 2009 constituted an event of default (the “Default Notice”) under the Restated Term Loan Agreement. The Default Notice, provided by Farm Credit’s agent, CoBank, ACB (“CoBank”), advised East Fork that CoBank had terminated any commitment to East Fork and accelerated the due date of the  unpaid principal balance outstanding on East Fork’s $24,500,000 loan and all accrued but unpaid interest thereon, by declaring such sum to be immediately due and payable.

On May 27, 2009, East Fork was notified by CoBank that it had imposed, effective May 21, 2009, a default rate of interest, being 4% in excess of the rate(s) of interest that would otherwise apply, from time to time, on the $24,500,000 loan balance, as permitted by the Restated Term Loan Agreement. Prior to CoBank’s declaration of default, interest on $24,000,000 of the loan balance accrued at an annual fixed rate equal to the London Inter Bank Offered Rate at the date selected, plus 3.25%, and interest on the remaining $500,000 of the loan balance accrued at a variable interest rate equal to the rate established by CoBank, plus three-quarters of one percent (0.75%) per annum. With the imposition of the default rate of interest, effective May 21, 2009, East Fork is paying interest of 7.6250% on $24,000,000 of the loan balance and 8.50% on the remaining $500,000 of the loan balance.

In January 2007, East Fork entered into a $36,500,000 Master Loan Agreement consisting of a $12,000,000 revolving-term loan and a $24,500,000 construction-term loan which was used for working capital and to complete its biodiesel facility. In November 2007, East Fork was informed by CoBank that the $36,500,000 credit facility was considered to be a distressed loan subject to restructuring and CoBank refused to make further advances under the facility. In June, 2008 East Fork restructured the credit facility under the terms of the Restated Term Loan Agreement, which among other matters, terminated its access to the $12,000,000 revolving term loan, deferred principal payments in the individual amounts of $912,500 due May 20, 2008, August 20, 2008 and November 20, 2008 with quarterly principal payments of $912,500 resuming and being due on February 20, 2009. On February 20, 2009, East Fork was granted a payment deferral until May 20, 2009 of its $912,500 quarterly principal payment due February 20, 2009, which, taken together with the May 2009 quarterly payment, required East Fork to make a principal payment in the amount of $1,825,000 on May 20, 2009.

Farm Credit’s Petition for Foreclosure will ultimately result in the conveyance of East Fork’s real estate, plant and equipment to Farm Credit, if the foreclosure proceeding is concluded before the indebtedness under the Restated Term Loan Agreement is otherwise repaid or restructured in or outside of bankruptcy proceedings. Conclusion of the foreclosure process would have a material adverse impact on East Fork’s financial condition and results of operations, result in the loss of the most of East Fork’s operating assets and a permanent shut-down of its plant and cause its members to lose most or all of their investment in East Fork.

East Fork's efforts to repay or restructure the indebtedness owing to Farm Credit involve some combination of the following:

•	Raise additional funds from an investor or investors to pay Farm Credit,
•	Sell East Fork’s assets or merge with another entity, and

•	Seek bankruptcy court relief to restructure the East Fork indebtedness to Farm Credit.

Given the current turmoil in the credit and commodity markets and in the biodiesel industry, whether these efforts will be successful is problematical.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Report on Form 8-K contains information that may be deemed forward-looking and that is based largely on our current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Such risks, trends and other uncertainties, which in some instances are beyond our control, include: the impact of the current recession, the distressed economic environment of the biodiesel industry, continuing instability or disruptions in the credit and financial markets, our inability to secure replacement financing for our indebtedness under our restated term loan agreement, our inability to obtain working capital and capital improvement financing resulting in continued idling of our plant, our inability to generate cash liquidity from operations sufficient to service our significant debt levels and comply with our financial obligations under our restated term loan agreement, our ability to repay our principal and interest obligations and avoid foreclosure of the mortgage and security interest on our real estate, plant and equipment under our restated term loan agreement, changes in interest rates, prices of or demand for diesel fuel, refined soybean oil and other commodity prices, energy costs, shipping costs, available production and management personnel, changes or elimination of government subsidiaries or incentives, duration of the European Commission’s imposition of duties on imports of United States biodiesel, legislative and regulatory developments, including additional duties or tariffs on United States biodiesel, and other results of operations or financial conditions. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Form 8-K. East Fork does not publicly undertake to update or revise its forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAST FORK BIODIESEL, LLC

Date: June 23, 2009	By:
Chris Daniel
Chief Executive Officer

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